Filed Pursuant to Rule 424(b)(5)

Registration No. 333-294280

Prospectus Supplement

(To Prospectus dated March 19, 2026)

Up to $3,007,329

Ordinary Shares

We have entered into a sales agreement, or the Sales Agreement, with A.G.P./Alliance Global Partners, or A.G.P. or the Sales Agent, dated as of March 30, 2026, relating to the sale of our ordinary shares, no par value per share, or Ordinary Shares, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Ordinary Shares, having an aggregate offering price of up to $3,007,329, from time to time through or to A.G.P. as sales agent or principal.

Sales of our Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or though the Nasdaq Capital Market or any other existing trading market in the United States for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to A.G.P. as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-8 for additional information regarding the compensation to be paid to A.G.P. in connection with the sale of the Ordinary Shares on our behalf. A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “MTEK”. Warrants to purchase Ordinary Shares issued as part of our initial public offering, or the IPO Warrants, are also listed on Nasdaq under the symbol “MTEKW”. On March 27, 2026, the last reported sale price of our Ordinary Shares and IPO Warrants on Nasdaq was $1.28 per share and $0.13 per warrant, respectively.

On March 30, 2026, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $15,079,770, based on 9,698,626 Ordinary Shares outstanding, of which 7,215,201 shares held by non-affiliates, and a per share price of $2.09 based on the closing sale price of our Ordinary Shares on March 5, 2026. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we have offered $2,019,261 of securities pursuant to General Instruction I.B.5 of Form F-3.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the Ordinary Shares involves a high degree of risk. See the “Risk Factors” section beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Sales Agent

A.G.P.

The date of this prospectus supplement is dated March 30, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $100,000,000. As of March 30, 2026, we have not sold any securities under this shelf registration statement. We sometimes refer to the Ordinary Shares as the “securities” throughout this prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. This prospectus supplement relates only to an offering of up to $3,007,329 of our Ordinary Shares through A.G.P.. These sales, if any, will be made pursuant to the terms of the Sales Agreement, entered into between us and A.G.P. on March 30, 2026, a copy of which will be incorporated by reference into this prospectus supplement. The second part is shelf registration statement on Form F-3 (File No. 333-294280) that the SEC declared effective on March 19, 2026. Generally, when we refer to this prospectus, we are referring to all parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Ordinary Shares. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

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We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, “we,” “us,” “our,” the “Company” and “Maris” refer to Maris-Tech Ltd. and its consolidated subsidiary Maris North America Inc.

All trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” are to U.S. dollars.

This prospectus supplement includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Important factors that could cause actual results, developments, and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to raise capital through the issuance of additional securities;

●	our ability to obtain loans and credit lines from banks;

●	our planned level of revenues and capital expenditures;

●	our belief that our financial position as of June 30, 2025 raises substantial doubt about our ability to fund our operations and satisfy our obligations for the next twelve months without obtaining additional funding;

●	our ability to market and sell our products;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our plans to collaborate, or statements regarding the ongoing collaborations, with partner companies;

●	our ability to maintain our relationships with suppliers, manufacturers, and other partners;

●	our ability to maintain or protect the validity of our intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to expose and educate the industry about the use of our products;

●	our expectations regarding our tax classifications;

●	how long we will qualify as an emerging growth company or a foreign private issuer;

●	interpretations of current laws and the passages of future laws;

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●	general market, political and economic conditions in the countries in which we operate, including those related to regional instability and armed conflict in Israel and other parts of the Middle East; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our Annual Report on Form 20-F for the year ended December 31, 2024 generally.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus supplement, the date of the prospectus, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement and the accompanying prospectus under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus supplement and the accompanying prospectus as well as in our Annual Report on Form 20-F for the year ended December 31, 2024, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Overview of Our Company

We are a business-to-business approach, or B2B, provider of video and artificial intelligence, or AI, based edge computing technology, pioneering intelligent video transmission solutions that conquer complex video processing challenges. Our miniature, lightweight, and low-power products deliver high-performance capabilities including raw data processing, seamless transfer, advanced image processing, and AI-driven analytics. Founded by Israeli technology-sector veterans, we serve leading manufacturers worldwide in defense, aerospace, intelligence gathering, homeland security, or HLS, unmanned vehicles and drones, smart city and communication industries as well as governmental agencies and defense-end customers.

For the professional markets, we provide a range of customizable, low-power, miniature solutions that feature enriched video and audio hardware with integrated embedded firmware. We offer original equipment manufacturer, or OEM, as well as final products for applications requiring complex and high- performance video and audio processing, streaming, recording, debriefing and analytics functionalities. Our products are mainly designed for unmanned aerial/ground/maritime platforms, miniature drones, observation systems and any other remote video-controlled platforms used for intelligence, surveillance, analysis and investigation. Our products, which are further described below, are already deployed worldwide in unmanned platforms, observation systems, situational awareness, law-enforcement, public-safety, defense, intelligence and other appliances. Our customers include leading electro optical payload, radio frequency, or RF, datalink and unmanned platforms manufacturers as well as other large defense, HLS and communication companies.

For the civilian and home security market, we provide both off the shelf and customizable miniature, low power, cloud-based video and audio streaming and recording solutions used for home security, autonomous vehicle and various other applications.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein prior to investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” herein and in the accompanying prospectus, and in our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference in this prospectus supplement.

Corporate Information

We are an Israeli corporation based in Rehovot, Israel. We were incorporated in Israel in 2008 under the name “Maris Technologies Marketing Ltd.” On November 4, 2020, we changed our name to “Maris-Tech Ltd.”

Our principal executive offices are located at 2 Yitzhak Modai Street, Rehovot, Israel 7608804. Our telephone number in Israel is 972.72.2424022. Our website address is www.maris-tech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the registration statement of which it forms a part. We have included our website address in this prospectus supplement solely as an inactive textual reference.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

We are a foreign private issuer as defined by the rules under the Securities Act and the Exchange Act. Our status as a foreign private issuer also exempts us from compliance with certain laws and regulations of the SEC and certain regulations of Nasdaq, including the proxy rules, the short-swing profits recapture rules, and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies registered under the Exchange Act.

THE OFFERING

Ordinary Shares offered by us:	Ordinary Shares having an aggregate offering price of up to $3,007,329.

Ordinary Shares outstanding prior to the offering: (1)	9,698,626 Ordinary Shares

Ordinary Share to be outstanding after this offering:	12,048,102 Ordinary Shares, assuming sales of $3,007,329 of Ordinary Shares in this offering at an offering price of $1.28, which is the last reported sale price of the Ordinary Shares on Nasdaq on March 27, 2026. The actual number of Ordinary Shares will vary, depending on the sales price in this offering.

Use of proceeds	We intend to use the net proceeds from the sale of securities under this prospectus supplement for working capital and general corporate purposes. See “Use of Proceeds.”

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time through the Sales Agent. See “Plan of Distribution” on page S-8 of this prospectus supplement.

Risk factors	You should read the “Risk Factors” section beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq symbols	“MTEK” for the Ordinary Shares and “MTEKW” for the IPO Warrants.

(1)	The number of Ordinary Shares to be outstanding immediately after this offering as shown above is based on 9,698,626 Ordinary Shares outstanding as of March 27, 2026 and excludes:

●	430,529 Ordinary Shares issuable upon the exercise of warrants issued to certain investors, advisors and service providers, with exercise prices ranging between $1.06 to $6.1248 per Ordinary Share;

●	120,715 Ordinary Shares held in treasury;

●	Ordinary Shares issuable upon conversion of the $2,000,000 aggregate principal amount of convertible promissory notes issued in November 2025, the number of which will depend on the applicable conversion price determined pursuant to the terms of such notes;

●	574,090 Ordinary Shares issuable upon the exercise of option issued to our directors, employees and consultants under the Maris-Tech Ltd. 2021 Share Option Plan, or the 2021 Option Plan;

●	177,143 Ordinary Shares reserved for future issuance under the 2021 Option Plan; and

●	4,243,947 Ordinary Shares issuable upon the exercise of the IPO Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 20-F for the year ended December 31, 2024 or any updates in our Reports of Foreign Private Issuer on Form 6-K, which are incorporated by reference into this prospectus supplement. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. We cannot predict future risks or estimate the extent to which they may affect our financial performance. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply any of the funds from this offering effectively could have a material adverse effect on our business and cause the price of our ordinary shares to decline.

 Investors in this offering will incur immediate dilution from the public offering price.

You will suffer immediate and substantial dilution in the net tangible book value of the Ordinary Shares if you purchase shares in this offering. Assuming that an aggregate of 2,349,476 Ordinary Shares are sold during the term of the Sales Agreement, at a price of $1.28 per Ordinary Share (the closing sale price of our Ordinary Shares on Nasdaq on March 27, 2026), for aggregate gross proceeds of approximately $3,007,329, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate and substantial dilution of $0.59 per Ordinary Share, with respect to the net tangible book value of the Ordinary Shares. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

The actual number of Ordinary Shares we will sell under the Sales Agreement, as well as the price at which we may sell such Ordinary Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement, and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits we set with A.G.P.. In addition, the price at which Ordinary Shares are sold by A.G.P., from time to time, will be dependent on the market price of our Ordinary Shares and, as a result, purchasers of our Ordinary Shares that are sold under the Sales Agreement may purchase such Ordinary Shares at different prices.

A substantial number of our Ordinary Shares may be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

Assuming we will sell an aggregate of 2,349,476 Ordinary Shares during the term of the Sales Agreement with A.G.P., the underlying Ordinary Shares represented thereby will equal approximately 19.50% of our outstanding Ordinary Shares as of March 27, 2026. This sale and any future issuances or sales of a substantial number of Ordinary Shares or Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Ordinary Shares. We have issued a substantial number of Ordinary Shares in connection with the exercise of warrants and options to purchase our Ordinary Shares, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the Ordinary Shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

You may experience dilution as a result of future equity offerings and other issuances of our Ordinary Shares or other securities. In addition, this offering and future equity offerings and other issuances of our Ordinary Shares or other securities may adversely affect the price of our Ordinary Shares.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per Ordinary Share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per Ordinary Share that is less than the price per Ordinary Share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per Ordinary Share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per Ordinary Share paid by investors in this offering. You will incur dilution upon exercise of any outstanding share options, warrants or upon the issuance of ordinary shares under our share incentive programs. In addition, the sale in this offering and any future offerings of a substantial number of our ordinary shares or securities convertible into ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

An active trading market for our Ordinary Shares may not be sustained.

Although our Ordinary Shares are listed on Nasdaq, the market for our Ordinary Shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our Ordinary Shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Ordinary Shares may not necessarily be a reliable indicator of our fair market value. The price at which our Ordinary Shares trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of sources of revenues, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Because we do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our Ordinary Shares. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Ordinary Shares will provide a return to our shareholders.

Resales of our Ordinary Shares in the public market during this offering by our shareholders may cause the market price of our Ordinary Shares to fall.

Sales of a substantial number of our Ordinary Shares could occur at any time. The issuance of new Ordinary Shares could result in resales of our Ordinary Shares by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Ordinary Shares.

USE OF PROCEEDS

We may issue and sell our Ordinary Shares having an aggregate sales price of up to $3,007,329 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

 We intend to use the net proceeds from the sale of securities under this prospectus supplement for working capital and general corporate purposes. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

 Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. Under the Israeli Companies Law, 5759-1999, or the Companies Law, the repurchase of shares is treated as a dividend distribution.

 The Companies Law imposes further restrictions on our ability to declare and pay dividends. Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of a court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

 Under new exemptions, however, an Israeli company whose shares are listed outside Israel is permitted to execute distributions through repurchasing its own shares, even if earnings criteria are not met, without the need for a court’s approval. This exemption is subject to certain conditions, including, among others: (i) the distribution meets the solvency criteria; and (ii) there had not been any objection filed by any of the Company’s creditors to the relevant court. If any creditor objects to such distribution, the Company will be required to obtain the court’s approval for such distribution.

 Payment of dividends may be subject to Israeli withholding taxes. See “Item 10 – Taxation – Israeli Tax Considerations and Government Programs” in our Annual Report on Form 20-F for the year ended December 31, 2024 for additional information, which is incorporated by reference herein.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the issuance of 46,767 Ordinary Shares since June 30, 2025 in connection with the exercise of options granted under the 2021 Option Plan, and (iii) the issuance of 882,825 Ordinary Shares and pre-funded warrants to purchase up to 722,311 Ordinary Shares, or the Pre-Funded Warrants, in our registered direct offering in March 2026 and the receipt of approximately $2.0 million in net proceeds therefrom (assuming full exercise of the Pre-Funded Warrants); and

●	on a pro forma as adjusted basis to give further effect to the issuance and sale of 2,349,476 Ordinary Shares in this offering at an assumed public offering price of $1.28 per share, the last reported sale price for our Ordinary Shares on the Nasdaq on March 27, 2026, and after deducting commissions and estimated offering expenses payable by us.

The “as adjusted” column below is illustrative only. Our as adjusted capitalization will depend on the actual purchase price and actual number of Ordinary Shares sold under the Sales Agreement. You should read this table in conjunction with our unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2025 and our Management’s Discussion and Analysis of Financial Condition and Results of Operations for such period attached as Exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K filed with the SEC on September 26, 2025.

	As of June 30, 2025
U.S. dollars in thousands	Actual*	Pro Forma*	Pro Forma As Adjusted*
Cash and cash equivalents	$2,769,901	$4,792,623	$7,629,468
Total Assets	$7,986,799	$10,009,521	$12,846,366
Total Liabilities	$4,475,580	$4,475,580	$4,475,580
Ordinary Shares, no par value, 100,000,000 authorized, 8,167,438 issued and 8,046,723 outstanding, as of June 30, 2025; 9,819,341 issued and 9,698,626 outstanding, pro forma; 12,168,817 issued and 12,048,102 outstanding, pro forma as adjusted.
Share capital
Treasury shares	$(119,536)	$(119,536)	$(119,536)
Additional paid in capital	$18,155,064	$20,177,786	$23,014,631
Accumulated deficit	$(14,524,309)	$(14,524,309)	$(14,524,309)
Total Shareholders’ equity:	$3,511,219	$5,533,941	$8,370,786

*	Unaudited

The table above is based on 8,046,723 Ordinary Shares outstanding, as of June 30, 2025. This number excludes:

●	840,341 Ordinary Shares issuable upon the exercise of warrants issued to certain investors, advisors and service providers, with exercise prices ranging between $1.06 to $6.1248 per Ordinary Share;

●	120,715 Ordinary Shares held in treasury;

●	Ordinary Shares issuable upon conversion of the $2,000,000 aggregate principal amount of convertible promissory notes issued in November 2025, the number of which will depend on the applicable conversion price determined pursuant to the terms of such notes;

●	700,452 Ordinary Shares issuable upon the exercise of option issued to our directors, employees and consultants under the 2021 Option Plan;

●	97,548 Ordinary Shares reserved for future issuance under the 2021 Option Plan; and

●	4,243,947 Ordinary Shares issuable upon the exercise of the IPO Warrants.

DILUTION

If you invest in our Ordinary Shares, you will experience immediate dilution to the extent of the difference between the public offering price of the Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after the offering.

Our historical net tangible book value as of June 30, 2025, was approximately $3.5 million, or $0.44 per Ordinary Share, based on 8,046,723 Ordinary Shares outstanding as of June 30, 2025. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of Ordinary Shares outstanding as of June 30, 2025.

Our pro forma net tangible book of our Ordinary Shares was approximately $5.5 million, or $0.57 per Ordinary Share, based on 9,698,626 Ordinary Shares outstanding as of September 22, 2025, after giving effect to: (i) the issuance of 46,767 Ordinary Shares since June 30, 2025 in connection with the exercise of options granted under the 2021 Option Plan, and (iii) the issuance of 882,825 Ordinary Shares and Pre-Funded Warrants to purchase up to 722,311 Ordinary Shares in our registered direct offering in March 2026 and the receipt of approximately $2.0 million in net proceeds therefrom (assuming full exercise of the Pre-Funded Warrants);

After giving further effect to the issuance and sale of our Ordinary Shares during the term of the Sales Agreement with A.G.P. in the aggregate amount of approximately $3.0 million at an assumed offering price of $1.28 per Ordinary Share, the last reported sale price of our Ordinary Shares on Nasdaq on March 27, 2026, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $8.4 million, or $0.69 per share. This amount represents an immediate increase in net tangible book value of $4.9 million or $0.25 per Ordinary Share as a result of this offering and an immediate dilution of approximately $0.59 per Ordinary Share to investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis. The as adjusted information is illustrative only and will adjust based on the actual prices to the public, the actual number of Ordinary Shares sold, and other terms of the offering determined at the times our Ordinary Shares are sold pursuant to this prospectus supplement. The Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Public offering price per Ordinary Share	$1.28
Net tangible book value per Ordinary Share as of June 30, 2025	$0.44
Increase in net tangible book value per Ordinary Share attributable to the pro forma adjustments described above	$0.13
Pro forma net tangible book value per Ordinary Share as of June 30, 2025	$0.57
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to the Offering	$0.12
Pro forma as-adjusted net tangible book value per Ordinary Share after this Offering	$0.69
Dilution per Ordinary Share to investors purchasing Ordinary Shares in the offering	$0.59
Percentage of dilution in net tangible book value per Ordinary Share for new investors	46%

The table above is based on 8,046,723 Ordinary Shares outstanding, as of June 30, 2025. This number excludes:

●	840,341 Ordinary Shares issuable upon the exercise of warrants issued to certain investors, advisors and service providers, with exercise prices ranging between $1.06 to $6.1248 per Ordinary Share;

●	120,715 Ordinary Shares held in treasury;

●	Ordinary Shares issuable upon conversion of the $2,000,000 aggregate principal amount of convertible promissory notes issued in November 2025, the number of which will depend on the applicable conversion price determined pursuant to the terms of such notes;

●	700,452 Ordinary Shares issuable upon the exercise of option issued to our directors, employees and consultants under the 2021 Option Plan;

●	97,548 Ordinary Shares reserved for future issuance under the 2021 Option Plan; and

●	4,243,947 Ordinary Shares issuable upon the exercise of the IPO Warrants.

To the extent that outstanding options or warrants are exercised, or we issue additional Ordinary Shares under our incentive equity plan, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. under which we may issue and sell Ordinary Shares from time to time in an amount up to $3,007,329 through or to A.G.P., acting as sales agent or principal. Sales of our Ordinary Shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or though the Nasdaq Capital Market or any other existing trading market in the United States for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to A.G.P. as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

Each time that we wish to issue and sell our Ordinary Shares under the Sales Agreement, we will provide A.G.P. with a placement notice describing the amount of Ordinary Shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of Ordinary Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell our Ordinary Shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or A.G.P. may suspend the offering of Ordinary Shares pursuant to a placement notice upon notice and subject to other conditions.

Unless the parties agree otherwise, settlement for sales of Ordinary Shares will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our Ordinary Shares pursuant to the Sales Agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our Ordinary Shares on our behalf pursuant to the Sales Agreement. We have agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including legal fees and expenses) incurred in connection with the implementation of the Sales Agreement in an amount not to exceed $35,000, payable upon implementation. In addition, we will reimburse A.G.P. for reasonable and documented out-of-pocket expenses in connection with the maintenance of the Sales Agreement in an amount not to exceed $5,000 per semi-annual period; provided that such semi-annual maintenance fee will only be payable if we conduct bring-down activities to maintain the ATM facility during the applicable period. If we file financial statements on a quarterly basis, such reimbursable maintenance expenses will be $3,500 per quarter. We will also reimburse A.G.P. up to $5,000 for each “refresh” (including the filing of a new registration statement, prospectus or prospectus supplement relating to the Ordinary Shares and/or an amendment to the Sales Agreement). In addition, we will be responsible for all FINRA filing fees and other fees or expenses incurred by the sales agent in connection with sales of Ordinary Shares pursuant to the Sales Agreement, including, but not limited to, up to $0.002 per share sold. We will also reimburse A.G.P. for background reports on certain employees and affiliates of the Company in an amount not to exceed $5,000.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the Sales Agreement, will be approximately $70,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Ordinary Share.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of Ordinary Shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of the Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our Ordinary Shares.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Ordinary Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving three days’ prior notice to A.G.P.. A.G.P. may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to us.

The Sales Agreement has been filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K that we furnished with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference.

A.G.P. and/or its affiliates may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

Other Activities and Relationships

The Sales Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Sales Agent and certain of its affiliates may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Sales Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Sales Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Sales Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The Sales Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Certain legal matters with respect to U.S. law will be passed upon for us by Sullivan & Worcester LLP, New York, New York. The Sales Agent is being represented by Thompson Hine LLP, New York, New York in connection with this offering.

EXPERTS

The financial statements of Maris-Tech Ltd. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 appearing in Maris-Tech Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements for the year ended December 31, 2022 incorporated into this prospectus by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	Our Reports of Foreign Private Issuer on Form 6-K filed on March 31, 2025 (with respect to the first paragraph and the sections titled “Financial Highlights”, “Year Ended 2024 Highlights”, “Backlog and Outlook”, and “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K); March 31, 2025, April 1, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), April 7, 2025, April 8, 2025 (with respect to first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), April 25, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), May 2, 2025 (with respect to first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), June 20, 2025 (with respect to first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), June 26, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), July 1, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), July 10, 2025, July 17, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), July 28, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), September 26, 2025, September 26, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), October 9, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), October 27, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 5, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 10, 2025 (with respect to the first five paragraphs and the sections titled “Key Highlights of the Collaboration” and “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 14, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 17, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 28, 2025, December 23, 2025, January 26, 2026 (with respect to the first, second, fourth and sixth paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), January 26, 2026, January 27, 2026 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), February 3, 2026 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), February 3, 2026, February 12, 2026 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), February 19, 2026 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), March 6, 2026, March 11, 2026 (with respect to the first five and the seventh paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), March 16, 2026 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), March 20, 2026 (with respect to the first five paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K) and March 30, 2026; and

●	the description of our securities contained in our Form 8-A (File No. 001-41260), filed with the SEC on February 1, 2022.

All subsequent Annual Reports on Form 20-F filed by us pursuant to the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Report of Foreign Private Issuer on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Reports of Foreign Private Issuer on Form 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 2 Yitzhak Modai Street, Rehovot, 7608804, Israel, Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a foreign private issuer, prior to March 18, 2026, our officers and directors were exempt from the reporting requirements of Section 16 of the Exchange Act, and our principal shareholders continue to be exempt from such provisions. Further, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.maris-tech.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus supplement and the accompanying prospectus do not constitute a part of this prospectus supplement and the accompanying prospectus. We have included these website addresses in this prospectus supplement and the accompanying prospectus solely as inactive textual references.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus supplement or in the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

PROSPECTUS

$100,000,000

Maris-Tech Ltd.

Ordinary Shares

Warrants to purchase Ordinary Shares

Units

We may offer and sell from time to time in one or more offerings up to the aggregate amount of $100,000,000 of our ordinary shares, no par value per share, or the Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, the units and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “MTEK”. Warrants to purchase Ordinary Shares issued as part of our initial public offering, or the IPO Warrants, are also listed on Nasdaq under the symbol “METKW”. On March 12, 2026, the last reported sale price of our Ordinary Shares and IPO Warrants on Nasdaq was $1.55 per share and $0.191 per warrant, respectively.

On March 12, 2026, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $10,063,980, based on 8,976,315 Ordinary Shares outstanding and 6,492,890 shares held by non-affiliates and a per share price of $1.55 based on the closing sale price of our Ordinary Shares on March 12, 2026. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings up to the aggregate amount of $100,000,000 of our Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, the units and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

In this prospectus, “we,” “us,” “our,” the “Company” and “Maris” refer to Maris-Tech Ltd.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” are to U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

ABOUT OUR COMPANY

We are a business-to-business approach, or B2B, provider of video and artificial intelligence, or AI, based edge computing technology, pioneering intelligent video transmission solutions that conquer complex video processing challenges. Our miniature, lightweight, and low-power products deliver high-performance capabilities including raw data processing, seamless transfer, advanced image processing, and AI-driven analytics. Founded by Israeli technology-sector veterans, we serve leading manufacturers worldwide in defense, aerospace, intelligence gathering, homeland security, or HLS, unmanned vehicles and drones, smart city and communication industries as well as governmental agencies and defense-end customers.

For the professional markets, we provide a range of customizable, low-power, miniature solutions that feature enriched video and audio hardware with integrated embedded firmware. We offer original equipment manufacturer, or OEM, as well as final products for applications requiring complex and high- performance video and audio processing, streaming, recording, debriefing and analytics functionalities. Our products are mainly designed for unmanned aerial/ground/maritime platforms, miniature drones, observation systems and any other remote video-controlled platforms used for intelligence, surveillance, analysis and investigation. Our products, which are further described below, are already deployed worldwide in unmanned platforms, observation systems, situational awareness, law-enforcement, public-safety, defense, intelligence and other appliances. Our customers include leading electro optical payload, radio frequency, or RF, datalink and unmanned platforms manufacturers as well as other large defense, HLS and communication companies.

For the civilian and home security market, we provide both off the shelf and customizable miniature, low power, cloud-based video and audio streaming and recording solutions used for home security, autonomous vehicle and various other applications.

Corporate Information

We are an Israeli corporation based in Rehovot, Israel. We were incorporated in Israel in 2008 under the name “Maris Technologies Marketing Ltd.” On November 4, 2020, we changed our name to “Maris-Tech Ltd.”

Our principal executive offices are located at 2 Yitzhak Modai Street, Rehovot, Israel 7608804. Our telephone number in Israel is 972.72.2424022. Our website address is www.maris-tech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

We are a foreign private issuer as defined by the rules under the Securities Act and the Exchange Act. Our status as a foreign private issuer also exempts us from compliance with certain laws and regulations of the SEC and certain regulations of Nasdaq, including the proxy rules, the short-swing profits recapture rules, and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies registered under the Exchange Act.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 or any updates in our Reports of Foreign Private Issuer on Form 6-K, which are incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to Our Operations in Israel

Our principal executive offices, most of our research and development activities and other significant operations are located in Israel and, therefore, our results may be adversely affected by political, economic and military instability in Israel, including Israel’s ongoing multi-front conflicts with terrorist groups and regional actors such as Iran.

We are incorporated under Israeli law and our executive offices, corporate headquarters and principal research and development facilities are located in Israel. In addition, most of our officers and directors are residents of Israel. Accordingly, political, economic, military and security conditions in Israel and the surrounding region may directly affect our business. Any conflicts, political instability, terrorism, cyberattacks or other hostilities involving Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could adversely affect our operations. Ongoing or renewed hostilities in the Middle East or other Israeli political or economic factors could harm our operations.

In October 2023, Hamas carried out attacks against Israel that resulted in a large-scale military conflict between Israel and Hamas in the Gaza Strip. Since that time, hostilities in the region have broadened and tensions across multiple fronts have increased, including periodic confrontations along Israel’s northern border with Hezbollah and continued activity by Iran-aligned groups in the region, such as the Houthi movement in Yemen. For example, attacks on commercial vessels in the Red Sea have disrupted certain global shipping routes and could lead to delays or diversions in the transportation of goods.

Regional tensions have also involved direct confrontation between Israel and Iran. In 2024, Iran launched direct attacks on Israel involving drones and missiles, and regional tensions increased as a result. In June 2025, Israel and Iran experienced a limited period of direct confrontation following Israeli strikes on military and nuclear-related infrastructure in Iran. During this period, the United States also conducted air strikes against certain Iranian nuclear facilities, and Iran retaliated against U.S. interests in the region. The confrontation resulted in heightened security conditions and temporary disruptions to transportation and commercial activity, including intermittent closures of Israeli and regional airspace.

More recently, in February 2026, hostilities between Israel and Iran escalated again. In late February 2026, Israel, together with the United States, conducted a major joint military campaign involving air and missile strikes against targets in Iran. These actions triggered a broad Iranian response and contributed to significant regional instability. The situation remains highly fluid, and we are unable to predict when, or on what terms, this escalation will be resolved.

Further escalation, whether involving direct confrontation between Israel and Iran or through regional proxy groups, could result in additional mobilization of reserve personnel, restrictions on movement or commerce, damage to infrastructure, supply chain interruptions, disruptions to global energy markets and heightened cybersecurity threats. Any of the foregoing could materially and adversely affect our operations, financial condition and results of operations, particularly if disruptions are prolonged or recur.

In connection with the ongoing regional conflicts, Israeli military reservists have been called up to perform military service. 2 of our employees have been called up as of March 12, 2026. Additional employees may also be called up for service and may be absent for extended periods of time. As a result, our operations could be disrupted by such absences, which in turn could materially and adversely affect our business, prospects, financial condition and results of operations.

In addition, in the past the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. A campaign of boycotts, divestment and sanctions has also been undertaken against Israel, which could adversely impact our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Important factors that could cause actual results, developments, and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to raise capital through the issuance of additional securities;

●	our ability to obtain loans and credit lines from banks;

●	our planned level of revenues and capital expenditures;

●	our belief that our financial position as of June 30, 2025 raises substantial doubt about our ability to fund our operations and satisfy our obligations for the next twelve months without obtaining additional funding;

●	our ability to market and sell our products;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our plans to collaborate, or statements regarding the ongoing collaborations, with partner companies;

●	our ability to maintain our relationships with suppliers, manufacturers, and other partners;

●	our ability to maintain or protect the validity of our intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to expose and educate the industry about the use of our products;

●	our expectations regarding our tax classifications;

●	how long we will qualify as an emerging growth company or a foreign private issuer;

●	interpretations of current laws and the passages of future laws;

●	general market, political and economic conditions in the countries in which we operate, including those related to regional instability and armed conflict in Israel and other parts of the Middle East; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our Annual Report on Form 20-F for the year ended December 31, 2024 generally.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our Annual Report on Form 20-F for the year ended December 31, 2024, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025:

●	on an actual basis; and

●	on a pro forma basis to give effect to (i) the issuance of 46,767 Ordinary Shares since June 30, 2025 in connection with the exercise of options granted under the Company’s 2021 share option plan, or the 2021 Option Plan, and (iii) the issuance of 882,825 Ordinary Shares and pre-funded warrants to purchase up to 722,311 Ordinary Shares, or the Pre-Funded Warrants, in the Company’s registered direct offering completed in March 2026 and the receipt of approximately $2.0 million in net proceeds therefrom (and assuming full exercise of the Pre-Funded Warrants).

You should read this table in conjunction with our unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2025 and our Management’s Discussion and Analysis of Financial Condition and Results of Operations for such period attached as Exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K filed with the SEC on September 26, 2025.

U.S. dollars in thousands	As of June 30, 2025 Actual*	As of June 30, 2025 Pro Forma*
Cash and cash equivalents	$2,769,901	$4,792,623
Total Assets	$7,986,799	$10,009,521
Total Liabilities	$4,475,580	$4,475,580
Ordinary Shares, no par value, 100,000,000 authorized, 8,167,438 issued and 8,046,723 outstanding, as of June 30, 2025; 9,819,341 issued and 9,698,626 outstanding, pro forma.
Share capital
Treasury shares	(119,536)	(119,536)
Additional paid in capital	$18,155,064	$20,177,786
Accumulated deficit	$(14,524,309)	$(14,524,309)
Total Shareholders’ equity:	$3,511,219	$5,533,941

*	Unaudited

The table above is based on 8,046,723 Ordinary Shares outstanding, as of June 30, 2025. This number excludes:

●	840,341 Ordinary Shares issuable upon the exercise of warrants issued to certain investors, advisors and service providers, with exercise prices ranging between $1.06 to $6.1248 per Ordinary Share;

●	722,311 Ordinary Shares issuable upon the exercise of pre-funded warrants issued in the Company’s March 2026 registered direct offering, each exercisable at an exercise price of $0.0001 per share;

●	120,715 Ordinary Shares held in treasury;

●	Ordinary Shares issuable upon conversion of the $2,000,000 aggregate principal amount of convertible promissory notes issued in November 2025, the number of which will depend on the applicable conversion price determined pursuant to the terms of such notes;

●	97,548 Ordinary Shares reserved for future issuance under the 2021 Option Plan; and

●	4,243,947 Ordinary Shares issuable upon the exercise of the IPO Warrants.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities in this offering for working capital and general corporate purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, regulatory and competitive environment and other factors that management believes are appropriate. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing securities, and U.S. government securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

The total dollar amount of all securities that we may issue under this prospectus will not exceed $100,000,000. The actual price per share of the Ordinary Shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

As of March 12, 2026, our authorized share capital consists of 100,000,000 Ordinary Shares, of which 9,097,030 Ordinary Shares were issued and 8,976,315 shares were outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right. Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MTEK” since February 4, 2022.

As of March 12, 2026, we have issued and outstanding IPO Warrants to purchase an aggregate of 4,243,947 Ordinary Shares, with exercise price of $5.25 per Ordinary Share, and Representative’s Warrants to purchase up to 185,023 Ordinary Shares with exercise price of $5.25 per Ordinary Share. The IPO Warrants were issued as part of our initial public offering and are listed on Nasdaq under the symbol “MTEKW” since February 4, 2022.

In addition, as of March 12, 2026, we have issued and outstanding warrants to purchase an aggregate of 735,318 Ordinary Shares, with exercise prices ranging between $1.06 to $6.1248 per Ordinary Share and issued and outstanding pre-funded warrants to purchase up to 722,311 Ordinary Shares, each exercisable at an exercise price of $0.0001 per share.

As of March 12, 2026, we issued options to purchase an aggregate of 574,090 Ordinary Shares to certain employees, directors and consultants, under the 2021 Option Plan. Additional 177,143 Ordinary Shares are reserved for future issuance under the 2021 Option Plan.

As of March 12, 2026, we had issued and outstanding convertible promissory notes in an aggregate principal amount of $2,000,000, which are convertible into Ordinary Shares in accordance with their terms at a variable conversion price subject to a floor price.

Ordinary Shares

We may issue Ordinary Shares independently or together with any other securities offered by any prospectus supplement and the Ordinary Shares may be attached to or separate from those securities.

The following are summaries of material provisions of our amended and restated articles of association, or Articles, and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our Ordinary Shares, and do not purport to be complete.

Rights Attached to Ordinary Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Directors

Under the Israeli Companies Law 5759-1999, or the Companies Law, the board of directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our board of directors may exercise all powers that are not required under the Companies Law, or under our Articles to be exercised or taken by our shareholders.

Election of Directors

Our Articles provide for a staggered board of directors consisting of three classes of directors. Our directors are generally elected and/or re-elected by the Company’s general meeting and, other than under certain exceptions, serve in office until the third annual general meeting after the general meeting in which such director was appointed, in which such later annual general meeting the directors will be brought for re-election or replacement.

In each annual general meeting, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election, such that each year the term of office of only one class of directors will expire, and all other directors whose service term lapsed shall be deemed to have been re-elected for a term until the next annual general meeting. The director to deemed to be re-elected is generally the director that served the longest period since its appointment or last re-election. If more than one director served the longest time, our board of directors will decide which of such directors will be brought for re-election at the relevant general meeting.

Annual and Special Shareholders Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our Articles as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power, or a Non Exempted Holding.

However, under an exemption applicable for Israeli companies whose shares are listed outside of Israel, or the Exemption Regulations, our board of directors shall convene a special meeting at the request of one or more shareholders holding at least ten percent (10%) of the issued and outstanding share capital instead of five (5%) in the past, and at least one percent (1%) of the voting rights in the company, or one or more shareholders holding at least ten percent (10%) of the voting rights in the company, provided that if the applicable law to companies incorporated in the country which the company is listed for trade, establishes a right to demand convening of such a meeting for those holding a percentage of holdings lower than ten percent (10%), then the Non Exempted Holding shall apply.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter on the agenda of the general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such matter at the general meeting of shareholders. However, under the Exemptions Regulations, one or more shareholders of an Israeli company whose shares are listed outside of Israel, may request the company’s board of directors to include a nomination of a candidate for a position on the board of directors or the termination of a director, as an item on the agenda of a future general meeting, provided that the shareholder holds at least 5% of the voting rights of the company.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which according to the Companies Law may be between four (4) and sixty (60) days prior to the date of the meeting, as applicable according to the matters on the general meeting agenda. According to the Companies Law, resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our Articles;

●	the exercise of our board of director’s powers by a general meeting if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors (other than with respect to circumstances specified in our Articles);

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	dissolution of the Company by the court, voluntary dissolution, or by voluntary dissolution in an expedited procedure.

Notices

Under our Articles, we are not required to give notice to our registered shareholders pursuant to the Companies Law, unless otherwise required by law. The Companies Law require that a notice of any annual or special shareholders meeting be provided at least 14 or 21 days (as applicable) prior to the meeting, and if the agenda of the meeting includes certain matters prescribed under the Companies Law and the regulations promulgated thereafter, among others, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the Company’s general manager to serve as the chairman of our board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum Requirements

As permitted under the Companies Law and as stated in our Articles, the quorum required for our general meetings consists of  two or more shareholders, present in person or by proxy and holding shares conferring in the aggregate at least twenty five percent (25%) of the voting power of the Company. If within half an hour from the time appointed for the meeting a quorum is not present, then the meeting shall be canceled if it was convened upon requisition under Section 63 of the Companies Law, and in any other case, without any further notice the meeting shall be adjourned either (i) to the same day in the next week, at the same time and place, (ii) to such day and at such time and place as indicated in the notice to such meeting, or (iii) to such day and at such time and place as the Chairperson of the General Meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). If no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder according to applicable law, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Adoption of Resolutions

Except as required by the Companies Law or our Articles, a resolution of the shareholders shall be adopted if approved by a simple majority of the holders of the voting power represented at the general meeting in person or by proxy and voting thereon, as one class, disregarding abstentions from the count of the voting power present and voting. Without limiting the generality of the foregoing, (a) if the Companies Law requires a higher majority for any resolution with respect to a matter or action, the relevant resolution shall be adopted by such higher majority, and (b) if the Companies Law requires a simple majority for any resolution with respect to a matter or action, the relevant resolution shall be adopted by a simple majority, unless the Companies Law permits our Articles to require a higher majority for such resolution, in which case the relevant resolution shall be adopted by such higher majority as may be set forth in the Company’s amended and restated articles of association.

Our Articles provide that resolutions amending provisions of our Articles related to the staggered board of directors and the composition of our board of directors, as well as a resolution to dismiss a director, will require an affirmative vote of 70% of the voting power represented at a general meeting and voting thereon. Other than that, and unless otherwise required under the Companies Law, all resolutions of the Company’s shareholders require a simple majority vote. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

Our Articles provide that the increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares or the issuance of additional shares thereof, shall not be deemed to modify, derogate or cancel the rights attached to the previously issued shares of such class or of any other class.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities in our Articles. In certain circumstances the IPO Warrants have restrictions upon the exercise of such warrants if such exercise would result in the holders thereof owning more than 4.99% or 9.99% of our Ordinary Shares upon such exercise, as further described below.

Provisions Restricting Change in Control of Our Company

Our Articles provide for a staggered board of directors, which mechanism may delay, defer or prevent a change of control of our board of directors. Other than that, there are no specific provisions of our Articles that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us. However, as described below, certain provisions of the Companies Law may have such effect.

Merger

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The term “Special Majority” hereof will be defined as described in section 275(a)(3) of the Companies Law as:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the merger (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares voted against the merger, does not exceed 2% of the aggregate voting rights of the company.

Special Tender Offer

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

However, under the Exemption Regulations, the aforesaid limitations regarding a special tender offer do not apply for an Israeli company whose shares are listed outside of Israel, provided that if the applicable law as applicable to companies incorporated in the country which the company is listed for trade, provide a restriction on the acquisition of control of any proportion of the company or that the acquisition of control of any proportion requires the purchaser to also offer a purchase offer to shareholders from among the public.

Full Tender Offer

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Borrowing Powers

Pursuant to the Companies Law and our Articles, our board of directors may exercise all powers and take all actions that are not required under law or under our Articles to be exercised or taken by a certain organ of the Company, including the power to borrow money for company purposes.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our authorized share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any authorized share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

Exclusive Forum

Our Articles provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Act and that any person or entity purchasing or otherwise acquiring any interest in any security of the Company, shall be deemed to have notice of and consented to this exclusive forum provision.

Staggered Board

Our Articles provide for a split of the board of directors into three classes with staggered three-year terms. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election, such that each year the term of office of only one class of directors will expire. The director whom is to be retired and re-elected shall be the director that served the longest period since its appointment or last re-election or, if more than one director served the longest time, or if a director who is not to be re-elected agrees to be re-elected, the meeting of the board of directors which sets the date and agenda for the annual general meeting (acting by a simple majority) will decide which of such directors will be brought for re-election at the relevant general meeting.

Warrants

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses and the legal fees of our counsel. We estimate these expenses to be approximately $20,510 which at the present time include the following categories of expenses:

SEC registration fee	$3,010.40
Printer fees and expenses	$1,500
Legal fees and expenses	$16,000
Total	$20,510

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements of Maris-Tech Ltd. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 appearing in Maris-Tech Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing..

The financial statements for the year ended December 31, 2022 incorporated into this prospectus by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the attorney general under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present its case, the judgment was given by an authorized court to issue it under applicable international private law rules in Israel, and the judgment does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable and according to the law of the foreign state in which it was granted.

●	enforcement may be denied if it could harm the sovereignty or security of the State of Israel

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfil its duty by the judgment even if it chooses to make the payment in the same foreign currency, subject to the laws governing the foreign currency, applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	Our Reports of Foreign Private Issuer on Form 6-K filed on March 31, 2025 (with respect to the first paragraph and the sections titled “Financial Highlights”, “Year Ended 2024 Highlights”, “Backlog and Outlook”, and “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K); March 31, 2025, April 1, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), April 7, 2025, April 8, 2025 (with respect to first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), April 25, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), May 2, 2025 (with respect to first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), June 20, 2025 (with respect to first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), June 26, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), July 1, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), July 10, 2025, July 17, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), July 28, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), September 26, 2025, September 26, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), October 9, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), October 27, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 5, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 10, 2025 (with respect to the first five paragraphs and the sections titled “Key Highlights of the Collaboration” and “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 14, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 17, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 28, 2025, December 23, 2025, January 26, 2026 (with respect to the first, second, fourth and sixth paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), January 26, 2026, January 27, 2026 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), February 3, 2026 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), February 3, 2026, February 12, 2026 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), February 19, 2026 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), March 6, 2026 and March 11, 2026 (with respect to the first five and the seventh paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K); and

●	the description of our securities contained in our Form 8-A (File No. 001-41260), filed with the SEC on February 1, 2022.

All subsequent Annual Reports on Form 20-F filed by us pursuant to the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Report of Foreign Private Issuer on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Reports of Foreign Private Issuer on Form 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 2 Yitzhak Modai Street, Rehovot, 7608804, Israel, Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a foreign private issuer, prior to March 18, 2026, our officers and directors were exempt from the reporting requirements of Section 16 of the Exchange Act, and our principal shareholders continue to be exempt from such provisions. Further, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.maris-tech.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

Up to $3,007,329

Ordinary Shares

PROSPECTUS SUPPLEMENT

Sole Sales Agent

A.G.P.

The date of this prospectus supplement is March 30, 2026